As filed with the Securities and Exchange Commission on May 10, 2001          Registration No. 333-_________

_____________________________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLOBAL MED TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

                           Colorado                                                                                                                                    84-1116894
                   (State or other jurisdiction of                                                                                                 (IRS Employer I.D.Number)
                    incorporation or organization)

12600 West Colfax, Suite C-420
Lakewood, Colorado 80215
(Address, of Principal Executive Offices, Including Zip Code)

GLOBAL MED TECHNOLOGIES, INC.
AMENDED AND RESTATED 1997 EMPLOYEE STOCK COMPENSATION PLAN
(Full title of the plan)

Michael I. Ruxin, M.D.
Global Med Technologies, Inc.
12600 West Colfax, Suite C-420
Lakewood, Colorado 80215
(303) 238-2000
(Name, address and telephone number, of agent for service)

CALCULATION OF REGISTRATION FEE

==============================================================================================
                                       Proposed maximum      Proposed maximum       Amount of
Title of securities    Amount to be     offering price      aggregate offering    registration
to be registered        registered         per share              price                fee
-------------------    ------------    ----------------     ------------------    ------------
Common Stock          800,000 shares(1)    $ 0.75(2)          $  600,000            $ 150
==============================================================================================
(1)	There are also registered hereunder such indeterminate number of additional shares of Common Stock as may become subject to the Plan as a result of the anti-dilution provisions thereof.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the closing sale price reported by Bloomberg LP on May 4, 2001.

(The Exhibit Index is located on Page 6.)

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT FOR
ADDITIONAL SECURITIES

        The Registrant’s 1997 Employee Stock Compensation Plan (the “1997 Plan”), as previously amended, was amended and restated by resolution of the Board of Directors on December 29, 2000, and approval by the Registrant’s shareholders on April 16, 2001, to increase the maximum number of shares of the Registrant’s $.01 par value Common Stock which may be granted under the 1997 Plan from 200,000 to 1,000,000 shares. The information contained in the Registrant’s Registration Statements on Form S-8, Registration Nos. 333-39193 and 333-69851, is hereby incorporated into this Registration Statement by reference. The information in the earlier Registration Statements is updated as follows. (In accordance with General Instruction E to Form S-8, Part I and the Items in Part II which remain unchanged from the earlier Registration Statements are not re-stated below.)

PART II

Item 3. Incorporation of Documents by Reference.

        The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated by reference into this Registration Statement:

1.	The Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, as filed on April 16, 2001, which Annual Report contains audited financial statements for the fiscal year ended December 31, 2001; and

2.	The description of the Common Stock contained in the Registrant’s Form 8-A Registration Statement under the Securities Exchange Act of 1934 (the “Exchange Act”), as filed on January 31, 1997.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all shares offered hereunder have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

Item 5. Interests of Named Experts and Counsel.

        Members of the law firm of Brenman Bromberg & Tenenbaum, P.C. own 43,334 shares of our Common Stock, and that firm owns 30,000 shares and options to purchase 25,000 shares of our Common Stock.

Item 8. Exhibits.

        The following is a complete list of exhibits filed as a part of this Registration Statement, which Exhibits are incorporated herein.

4.3	Specimen Copy of Stock Certificate for Common Stock. (Incorporated by reference from the like numbered exhibit filed with the Registrant's Registration Statement on Form SB-2, Registration No. 333-11723.)

5.1	Opinion of Brenman Bromberg & Tenenbaum, P.C.

10.1	1997 Employee Stock Compensation Plan. (Incorporated by reference to the like numbered exhibit filed with the Registrant's Registration Statement on Form S-8, Registration No. 333-39193.)

10.2	Amendment to 1997 Employee Stock Compensation Plan. (Incorporated by reference to the like numbered exhibit filed with the Registrant's Registration Statement on Form S-8, Registration No. 333-69851.)

10.3	Amended and Restated 1997 Employee Stock Compensation Plan.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Brenman Bromberg & Tenenbaum, P.C. - See Exhibit 5.1.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado on May 10, 2001.

                                                                                                                       GLOBAL MED TECHNOLOGIES, INC.
                                                                                                                       Registrant

                                                                                                                        By: /s/   Michael I. Ruxin
                                                                                                                              Michael I. Ruxin, M.D., Chairman of the
                                                                                                                              Board of Directors and
                                                                                                                              Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                            Signature                                                           Title                                                                                      Date

/s/ Michael I. Ruxin                                                                      Chairman of the Board                                                 May 10, 2001
     Michael I. Ruxin, M.D.                                                            of Directors and Chief
                                                                                                      Executive Officer

/s/ Fai H. Chan                                                                              Director                                                                        May 3, 2001
     Fai H. Chan

/s/ Jeffrey M. Busch                                                                     Director                                                                         May 10, 2001
     Jeffrey M. Busch

/s/ Gerald F. Willman                                                                 Director and Vice President-                                         May 10, 2001
     Gerald F. Willman                                                                 International Business
                                                                                                     Development (Wyndgate
                                                                                                     Technologies)

/s/ Gordon E. Segal                                                                      Director                                                                       May 2, 2001
     Gordon E. Segal

/s/ Thomas F. Marcinek                                                                    President and Chief                                                  May 2, 2001
     Thomas F. Marcinek                                                                    Operating Officer

                                                                                                            Director                                                                        ______, 2001
     Kwok Jen Fong

/s/ Gary L. Cook                                                                               Director, Acting Principal                                       May 3, 2001
     Gary L. Cook                                                                               Financial Officer and
                                                                                                          Treasurer

/s/ Robert H. Trapp                                                                           Director                                                                  May 3, 2001
     Robert H. Trapp

/s/ Tony T.W. Chan                                                                          Director                                                                  May 3, 2001
     Tony T.W. Chan

EXHIBIT INDEX

        The following is a complete list of exhibits filed as a part of this Registration Statement, which Exhibits are incorporated herein.

4.3	Specimen Copy of Stock Certificate for Common Stock. (Incorporated by reference from the like numbered exhibit filed with the Registrant's Registration Statement on Form SB-2, Registration No. 333-11723.)

5.1	Opinion of Brenman Bromberg & Tenenbaum, P.C. (Page 7.)

10.1	1997 Employee Stock Compensation Plan. (Incorporated by reference to the like numbered exhibit filed with the Registrant's Registration Statement on Form S-8, Registration No. 333-39193.)

10.2	Amendment to 1997 Employee Stock Compensation Plan. (Incorporated by reference to the like numbered exhibit filed with the Registrant's Registration Statement on Form S-8, Registration No. 333-69851.)

10.3	Amended and Restated 1997 Employee Stock Compensation Plan. (Page 9.)

23.1	Consent of Deloitte & Touche LLP. (Page 15.)

23.2	Consent of Brenman Bromberg & Tenenbaum, P.C. - See Exhibit 5.1. (Page 7.)